Christopher E. Gatewood
chris@threshold.cc

August 27, 2020

VV Markets LLC
2800 Patterson Avenue
Richmond, VA 23221

VV Markets, LLC
Preliminary Offering Circular

Ladies and Gentlemen:

	I have acted as outside counsel to VV Markets LLC, a Delaware limited liability company (the ?Company?), in connection with the review of its prepared offering materials filed herewith, and its proposed offering of limited liability company membership units (the ?Shares?).

	In connection herewith, I have examined such documents, records and matters of law as I have deemed necessary to enable me to render this opinion. For purposes of this opinion, I have assumed the authenticity of all documents submitted to me. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, and the authority of such persons signing on behalf of the parties thereto. As to any facts material to the opinions expressed herein, I have relied upon the statements and representations of officers and other representatives of the Company.

	The opinion expressed below is subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of any laws except the General
Corporation Law of the State of Delaware and the federal law of the United States of America. Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I hereby advise you that in my opinion:

(1) The Company is a corporation existing and in good standing under the laws of the State of Delaware.

(2) The securities as covered by the offering statement, when approved by the Commission and when later sold, will be legally issued, fully paid and non-assessable.

	I consent to the filing of this opinion with the Commission in connection with the proposed offering circular and other ancillary materials and exhibits. I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or ?Blue Sky? laws of the various states to the issuance and sale of the Shares. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise or any future development cause any change or modification herein.


							Very truly
yours,
							Company
Counsel

/s/
Christopher
E. Gatewood

							Christopher E.
Gatewood
							Signatory
Attorney
							Threshold
Counsel, PC

VV Markets LLC
August 28, 2020
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